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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 18, 1998, with respect to the consolidated financial statements of American Transitional Hospitals, Inc. included in this Registration Statement (Form S-4 dated June 25, 2001) and related Prospectus of Select Medical Corporation for the registration of $175 million in 9 1/2% Senior Subordinated Notes due 2009.


Ernst & Young LLP


Nashville, Tennessee
June 22, 2001